UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2016

PACE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37551	98-1247187
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of principal executive offices)		(Zip Code)

(512) 533-6642

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below in Item 2.03 of this Current Report on Form 8-K regarding the unsecured promissory note (the “Note”) issued by Pace Holdings Corp. (the “Company”) to the Company’s sponsor, TPACE Sponsor Corp. (the “Sponsor”) is incorporated by reference herein, and is qualified in its entirety by reference to the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2016, the Company issued the Note to the Sponsor that provides for the Sponsor to advance to the Company up to $1,250,000. The Note does not bear interest.

Payment of all unpaid principal under the Note is due and payable in full on the first to occur of (i) September 15, 2017, or (ii) the date on which the Company consummates a business combination. Funds in the Company’s trust account will not be used to repay any amounts outstanding under the Note if the Company does not complete an initial Business Combination.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the Note is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Promissory Note, dated November 10, 2016, issued to TPACE Sponsor Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pace Holdings Corp.

Date: November 10, 2016	By:	/s/ Karl Peterson
	Name:	Karl Peterson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note, dated November 10, 2016, issued to TPACE Sponsor Corp.

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